UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.___)

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☒	Soliciting Material Pursuant to §240.14a-12

The Providence Service Corporation

(Name of Registrant as Specified In Its Charter)

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The Providence Service Corporation, a Delaware corporation (the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) with respect to the solicitation of written consent revocations from stockholders in connection with a consent solicitation by Avalon Correctional Services, Inc and various affiliates thereof (the “Consent Solicitation”). On February 12, 2009, the Company filed a preliminary consent revocation statement with the SEC in connection with the Consent Solicitation (the “Consent Revocation Statement”).

Press Release

On February 24, 2009, the Company issued a press release (the “Press Release”), among other things, disclosing that its Board of Directors had approved various bylaw amendments to enhance corporate governance. A copy of the Press Release is attached hereto as Exhibit 1 and is incorporated by reference herein. Any description contained herein of the Press Release is qualified in its entirety by reference to the complete text of the Press Release attached hereto.

Important Information

The Company and its directors and certain executive officers are participants in the solicitation of consent revocations from stockholders in connection with the Consent Solicitation. Information regarding the interests of such participants is included in the Consent Revocation Statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the Consent Solicitation. Promptly after filing its definitive Consent Revocation Statement with the SEC, the Company will mail the definitive Consent Revocation Statement and a form of consent revocation card to each stockholder entitled to deliver a written consent in connection with the Consent Solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the Consent Solicitation at the SEC’s website at http://www.sec.gov. and the Company’s website at http://www.provcorp.com.